UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 19, 2010

CAPSALUS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	333-146744	88-0338837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2675 Paces Ferry Road
 Suite 100
 Atlanta, GA 30339
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 400-7179

Mach One Corporation
P.O. Box 19409, Minneapolis, MN 55419
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to Item 8.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

 On October 19, 2010, the registrant issued a press release related to (1) an amendment to its Articles of Incorporation changing its name from Mach One Corporation to Capsalus Corp. and (2) announcing that its new ticker symbol will be “WELL” effective with the commencement of business on Wednesday, October 20, 2010. A copy of the news release is attached as Exhibit 99.1 hereto and incorporated herein by reference. This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

Item 8.01	Other Events

Effective October 20, 2010 at 12:01 a.m. Eastern Time, the registrant changed its corporate name from Mach One Corporation to Capsalus Corp.

The registrant effected the corporate name change by filing an Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.  A copy of the filing is filed herewith as Exhibit 3.3 and incorporated herein by reference.  In addition, as a result of the corporate name change, the registrant revised its common stock certificate accordingly. A copy of a specimen stock certificate is filed herewith as Exhibit 4.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.3	Amendment to Articles of Incorporation

4.2	Specimen common stock certificate of registrant.

99.1	News Release dated October 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Capsalus CORP.

Dated: October 20, 2010	By:	/s/ Steven M. Grubner
Steven M. Grubner
President

EXHIBIT INDEX

Exhibit Number	Description
3.3	Amendment to Articles of Incorporation

4.2	Specimen common stock certificate of registrant.

99.1	News Release dated October 19, 2010